
<ARTICLE>                  5

<PERIOD-TYPE>                                        12-MOS
<FISCAL-YEAR-END>                                    MAR-31-2000
<PERIOD-END>                                         MAR-31-2000
<CASH>                                               172,793
<SECURITIES>                                         403,235
<RECEIVABLES>                                        1,352,695<F1>
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       15,426,960<F2>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           12,230,515
<TOTAL-LIABILITY-AND-EQUITY>                         15,426,960<F4>
<SALES>                                              000
<TOTAL-REVENUES>                                     212,778<F5>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     3,535,159<F6>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   6,000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                        (6,671,150)<F7>
<EPS-BASIC>                                       (66.04)
<EPS-DILUTED>                                        000

<F1>Included in Receivables: Interest receivable of $7,350 and Note receivable of $1,345,345 <F2>Included in Total Assets: Investments in Local Limited Partnerships of $13,498,237<F4>Included in Total Liabilities and Equity:Accounts
 payable to affiliates of $2,371,098, Accounts payable and accrued expenses of $310,379 and Note payable, affiliate of $514,968 <F5>Included in Total Revenue:
Investment  of $36,967, recovery  of bad debt of $27,002  and Other of  $148,809
<F6>Included in Other Expenses: Asset management fees of $382,512,  General and administrative of $365,743, Provision for valuation of investments in Local Limited Partnerships of $2,661,103 and Amortization of $125,801 <F7>Included in
 Net Loss: Equity in losses of Local Limited Partnerships of $2,556,821 and loss on liquidation of interests in Local Limited Partnerships of $785,948